Invesco Global Advantage Fund                                     SUB-ITEM 77Q3

Due to the restrictions in the format of Form N-SAR to allow reporting of information for multiple classes of shares, this exhibit provides class level information for Items 74U and 74V.

For period ending: 11/30/2010
File number:       811-05426
Series No.:        29


74U. 1 Number of shares outstanding (000's Omitted)
       Class A                          10,273
     2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
       Class B                             395
       Class C                           1,308
       Class Y                              27

74V. 1 Net asset value per share (to nearest cent)
       Class A                         $ 10.65
     2 Net asset value per share of a second class of open-end company shares
       (to nearest cent)
       Class B                          $ 9.81
       Class C                          $ 9.83
       Class Y                         $ 10.88